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                                                                EXHIBIT 10.19


                            ASSET PURCHASE AGREEMENT

     This AGREEMENT is dated as of July 22, 1996 by and among (i) Thermo Labsystems Limited and FI Instruments Inc., on the one hand (together, the "Sellers"), (ii) Thermo Fast UK Limited and Thermo BioAnalysis Corporation, on the other hand (together, the "Buyers"), and (iii) Thermo Instrument Systems Inc. ("Thermo").

     WHEREAS, Sellers desire to sell all of Sellers' property and assets, real, personal and mixed, tangible and intangible, primarily used in or primarily related to Sellers' laboratory information management systems and chromatography data systems businesses (the "LabSystems Division"), subject to certain liabilities, to Buyers, and Buyers desire to purchase such assets, and to assume such liabilities;

     NOW, THEREFORE, in consideration of the premises and mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

     1. PURCHASE AND SALE OF ASSETS.

          (a) Sellers hereby sell, assign, transfer, convey, and deliver to Buyers, as identified on Schedule A, all of Sellers' property, assets and rights, real, personal and mixed, tangible and intangible, primarily used in or primarily related to the business of the LabSystems Division (collectively, the "Assets"). In consideration for the Assets, Buyers shall pay to Sellers an aggregate of $5,500,000 in cash (the "Purchase Price"). The parties acknowledge and agree that such Purchase Price represents the sum of (i) the net tangible assets of the LabSystems Division (assumed to be $1,639,000) as of the date of Sellers' acquisition of the business of the LabSystems Division, as part of the acquisition on March 29, 1996 by Thermo and its subsidiaries of certain businesses of Fisons plc (the "Fisons Businesses") pursuant to the Amended and Restated Asset and Stock Purchase Agreement dated as of March 29, 1996 among Thermo, Thermo Electron Corporation and Fisons plc (the "Restated Agreement"), plus (ii) a percentage of the total goodwill associated with Thermo's acquisition of the Fisons Businesses equal to the sales of the LabSystems Division for the 1994 and 1995 fiscal years relative to the total sales of the Fisons Businesses for such years. The parties acknowledge that the purchase price paid by Thermo for the Fisons Businesses is subject to a post-closing adjustment based on the difference between the value of the net tangible assets of the Fisons Businesses as shown on the closing balance sheet dated as of March 29, 1996 (the "Closing Balance Sheet") and the target net tangible asset value provided for in the Restated Agreement. In the event of any such adjustment, the Purchase Price shall be recalculated in accordance with the third sentence of this paragraph to account for (A) any adjustment in the net tangible assets of the LabSystems Division as shown on the Closing Balance Sheet from $1,639,000, and (B) any adjustment in the total goodwill associated with Thermo's acquisition of the Fisons Businesses. If any such recalculation results in an increase in the Purchase Price, Buyers shall pay the amount of such increase to Sellers, and if any such recalculation results in a decrease in the Purchase Price, Sellers shall pay the amount of


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such decrease to Buyers. Any payment made pursuant to the preceding sentence shall be made within ten days after the Closing Balance Sheet has become final.

          (b) The Assets include (but are not limited to), the following, insofar as they are primarily used in or primarily related to the business of the LabSystems Division:

          (i)   all trade and other accounts receivable and notes receivable;

          (ii) all inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items;

          (iii) all machinery, equipment, tools and tooling, furniture, fixtures, leasehold improvements and motor vehicles;

          (iv) all real property, leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenants thereto;

          (v) (A) all patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent application, registrations and applications for registrations;

                (B) all trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof;

                (C) all copyrights and registrations and applications for registration thereof, mask works and registrations and applications for registration thereof, computer software, source code, data and documentation, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and copies and tangible embodiments thereof;

          (vi)  all rights under contracts, agreements or instruments;

          (vii) all claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment, including all rights under warranties;

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          (viii) all permits, licenses, registrations, certificates, franchises, variances and other similar rights;

          (ix) all books, records, accounts, ledgers, files, documents, correspondence, lists (customer or otherwise), product and sales literature, drawings or specifications, employment records, manufacturing and technical manuals, advertising and promotional materials, studies, reports and other printed or written materials;

          (x) securities, partnership, joint venture or other equity interests in any other business entity; and

          (xi) all claims and defenses relating to any of the foregoing or to the liabilities assumed by Buyers pursuant to Section 2 below.

     2. ASSUMPTION OF LIABILITIES. From and after the date hereof, Buyers, as set forth on Schedule A, shall assume any and all liabilities, commitments and obligations of Sellers of any nature, kind and description except for the Excluded Liabilities (the "Liabilities"). "Excluded Liabilities" means (i) any liabilities that do not relate primarily to the business of the LabSystems Division and (ii) all liabilities, commitments and obligations of Sellers or any of their respective subsidiaries that result from any third party claim based upon the acts or omissions of Sellers or such subsidiaries on or after March 29, 1996 and prior to the date hereof.

     3. FURTHER ASSURANCES. At the request of Buyers at any time on or after the date hereof, Sellers will execute and deliver such further instruments of transfer and conveyance and take such other action as Buyers reasonably may request effectively to assign and transfer to Buyers any of the Assets. At the request of Sellers at any time on or after the date hereof, Buyers will execute and deliver such further instruments of assumption and take such other action as Sellers may reasonably request effectively to assume the Liabilities.

     4. REGARDING CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, permit, franchise, or claim included in the Assets that is, by its term or in law, nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Sellers would not, as a matter of law, pass to Buyers as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyers the full realization and value of every contract, agreement, permit, franchise and claim of the character described in the preceding sentence, Sellers, on and after the date hereof by themselves or by their agents, shall, at the request and expense and under the direction of Buyers, in the name of Sellers or otherwise as Buyers shall specify and as shall be permitted by law, take all such reasonable action (including without limitation the appointment of Buyers as an attorneys-in-fact for Sellers) and do or cause to be done all such things as shall in the opinion of Buyers be necessary or proper (a) to assure that the rights and obligations of Sellers under such contracts, agreements, permits, franchises, and claims shall be preserved for the benefit of Buyers and (b) to facilitate receipt of the consideration to be received by Sellers in and under every such contract, agreement, permit,

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franchise, and claim, which consideration Sellers shall hold for the benefit of, and upon request of Buyers shall deliver to, Buyers.

     5. SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller represents and warrants that:

          (a) ORGANIZATION AND EXISTENCE. Such Seller is a company organized and existing under the laws of its respective jurisdiction of organization.

          (b) APPROVAL OF TRANSACTIONS. Each Seller has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (c) NO CONFLICT. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will (1) conflict with charter documents of such Seller, (2) violate any current provisions of law, administrative regulation, or court decree applicable to such Seller or (3) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute default under any material agreement or instrument to which such Seller is a party or by which it is bound.

          (d) OWNERSHIP OF ASSETS; AUTHORITY TO TRANSFER. The Assets are not encumbered and are freely transferable by the respective Seller. The Sellers hold good and marketable title to the Assets and no third party is entitled to claim any right thereto or make any claim thereon. The transfer of the Assets to Buyers pursuant to this Agreement will vest in Buyers title to the Assets, free and clear of all liens, claims, equities, options, agreements, commitments and encumbrances whatsoever.

     6. BUYERS' REPRESENTATIONS AND WARRANTIES.

          (a) ORGANIZATION AND EXISTENCE. Such Buyer is a company organized and existing under the laws of its respective jurisdiction of organization.

          (b) APPROVAL OF TRANSACTIONS. Such Buyer has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (c) NO CONFLICT. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will (1) the charter documents of such Buyer, (2) violate any current provisions of law, administrative regulation, or court decree applicable to such Buyer or (3) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute default under any material agreement or instrument to which such Buyer is a party or by which it is bound.

     7. INDEMNIFICATION.

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          (a) Sellers jointly and severally agree to indemnify and hold harmless Buyers from any and all damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by Buyers as a result of (i) the Excluded Liabilities, (ii) the inaccuracy of any representation or warranty contained in
Section 5 hereof or (iii) the breach by Sellers of any provision hereof.

          (b) Buyers jointly and severally agree to indemnify and hold harmless Sellers from any and all damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by Sellers as a result of (i) the Liabilities,
(ii) the inaccuracy of any representation or warranty contained in Section 6 hereof, or (iii) the breach by Buyers of any provision hereof.

          (b) Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other party or parties from whom indemnification is sought (as the case may be, the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior consent of the Indemnifying Party, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 7(c) of this Agreement.

          (c) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date the Indemnifying Party is notified of such claim pursuant to Paragraph 7(b) hereof,
(i) the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as are appropriate in the Indemnified Party's reasonable judgment, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

     8. RESTATED AGREEMENT. Sellers and Thermo hereby assign to Buyers, and Buyers hereby accept and assume, their respective rights and obligations under the Restated Agreement, and any agreements or instruments executed by Sellers or Thermo in connection therewith, but only to the extent such rights and obligations relate primarily to the business and assets hereby

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transferred to Buyers. In furtherance of the foregoing, Buyers may enforce, in their own names and in the names and on behalf of Sellers or Thermo, any of the rights of Thermo under Section 11 of the Restated Agreement, and, if requested by Buyers, Sellers and Thermo shall take such actions, at their own expense, as Buyers shall reasonably request in order that Buyers shall have the full rights and benefits granted to them under this Section 8.

     9. TRANSFER AND SALES TAX. Notwithstanding any provisions of law to the contrary, Sellers shall be responsible for and shall pay (a) all sales and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets.

     10. EFFECTIVE DATE. The transfer of the Assets shall be deemed to be effective as of the close of business on the date hereof, for all purposes, including federal income taxes and accounting.

     11. CAPTIONS. The captions and headings to the various sections, paragraphs and exhibits of this Agreement are for convenience of reference only and shall not affect or control the meaning or interpretation of any of the provisions of this Agreement.

     12. INTEGRATION. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

     13. NOTICES AND COMMUNICATIONS. Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

     If to Sellers or Thermo Instrument Systems Inc.:

          Thermo Instrument Systems Inc.
          c/o Thermo Electron Corporation
          81 Wyman Street
          P.O. Box 9046
          Waltham, MA  02445-9046
          Attn.: General Counsel

     If to Buyers:

          Thermo BioAnalysis Corporation
          c/o Thermo Electron Corporation
          81 Wyman Street
          P.O. Box 9046
          Waltham, MA  02445-9046
          Attn.: General Counsel

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provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

     14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Sellers or Buyers in this Agreement shall survive the execution and delivery of this Agreement.

     15. GOVERNING LAW; ASSIGNMENT. This Agreement is to be construed, interpreted, applied and governed in all respects in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions, is to take effect as a sealed instrument, is binding upon and inures to the benefit of the parties hereto and their respect successors and assigns and may be canceled, modified or amended only by a written instrument executed by Sellers and Buyers. No party hereto may assign its rights hereunder without prior written consent of the other party.

     16. GUARANTY. Thermo hereby unconditionally guarantees all of the obligations of Sellers under this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on the parties hereto notwithstanding that such parties have not signed the same counterpart.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLERS:                                             BUYERS:

THERMO LABSYSTEMS LIMITED                            THERMO FAST UK LIMITED

By:  /s/ Earl R. Lewis                               By:  /s/ Conan R. Deady
     -----------------                                    ------------------
Title:  Director                                     Title:  Director

FI INSTRUMENTS INC.                                  THERMO BIOANALYSIS
                                                       CORPORATION

By:  /s/ Earl R. Lewis                               By:  /s/ Barry S. Howe
     -----------------                                    -----------------
Title:  President                                    Title:  President

                              THERMO:

                              THERMO INSTRUMENT SYSTEMS INC.

                              By:  /s/ Jonathan W. Painter
                                   -----------------------
                              Title: Treasurer



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                                   SCHEDULE A
                                   ----------

     The following Buyer shall purchase the Assets and assume the Liabilities indicated below:

     (a) Thermo Fast UK Limited shall purchase the Assets and assume the Liabilities of Thermo Labsystems Limited

     (b) Thermo BioAnalysis Corporation shall purchase the Assets and assume the Liabilities of FI Instruments Inc.



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